EXHIBIT 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned, a director of The St. Paul Companies, Inc., a Minnesota corporation (“The St. Paul”), do hereby make, nominate and appoint Bruce A. Backberg and Bruce H. Saul, or either of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2003, to be filed by The St. Paul with the Securities and Exchange Commission, and any amendments thereto, and shall have the same force and effect as though I had manually signed the Form 10-K or amendments.

Dated: February 12, 2004	Signature:	Carolyn H. Byrd
	Name:	Carolyn H. Byrd

Dated: February 12, 2004	Signature:	John H. Dasburg
	Name:	John H. Dasburg

Dated: February 13, 2004	Signature:	Janet M. Dolan
	Name:	Janet M. Dolan

Dated: February 12, 2004	Signature:	Kenneth M. Duberstein
	Name:	Kenneth M. Duberstein

Dated: February 17, 2004	Signature:	Lawrence G. Graev
	Name:	Lawrence G. Graev

Dated: February 12, 2004	Signature:	Thomas R. Hodgson
	Name:	Thomas R. Hodgson

Dated: February 12, 2004	Signature:	William H. Kling
	Name:	William H. Kling

Dated: February 12, 2004	Signature:	James A. Lawrence
	Name:	James A. Lawrence

Dated: February 27, 2004	Signature:	John A. MacColl
	Name:	John A. MacColl

Dated: February 17, 2004	Signature:	Glen D. Nelson
	Name:	Glen D. Nelson

Dated: February 14, 2004	Signature:	Gordon M. Sprenger
	Name:	Gordon M. Sprenger